Exhibit 99.1

Actelis Networks Reports Second Quarter 2025 Financial Results and Operational Update

FREMONT, Calif., August 14, 2025 -- Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today reported financial results for the second quarter ended June 30, 2025.

“We navigated a dynamic market environment in the second quarter, while laying the groundwork for improved growth ahead, primarily in our Federal and Military verticals where we are awaiting sizeable business that was delayed in Q2 and is expected in Q3. In addition, we have accelerated and expanded our MDU market penetration efforts in more countries and more verticals,”, said Tuvia Barlev, Chairman and CEO of Actelis. “We grew 31% in revenues sequentially vs. Q1 and we are executing multiple comprehensive growth initiatives. We secured several major wins that validate our long-term strategy, including our first major US telecommunications carrier customer for MDU solutions. We strengthened our sales leadership and focus on the US market and especially on the Federal/Military and Local Government markets with our new hire of Chief Revenue Officer for the Americas, Mark DeVol, and Director of US Federal Sales Jason Chasse.

“We are adopting a plan to restructure the company, with increased focus on the more valuable and fast-growing markets and geographies, contributing to profitable growth while building a more efficient, AI-enabled, automated organization. We will elaborate further on this plan here and in the next few weeks. With the significant deals in our pipeline, our new sales leadership talent and focus, the progress we are making in the MDU markets with customers and partners, and the restructuring of the company towards efficiency and growth, we are positioned for sustainable growth. “

Second Quarter and First Half 2025 Financial Highlights:

●	Sequential Revenue Growth: Revenues reached $0.94 million in Q2 2025, representing a 31% sequential increase from Q1 2025. For the first half of 2025, revenue was $1.7 million compared to $4.16 million in the prior year period. The decline is associated with a software and services renewal last year, which occurs every two years, and will be up for renewal in 2027, as well as a large deal to the City of Washington D.C. last year, while 2025 revenues are more backend loaded.

●	Gross Margin: Gross margin was 32% in Q2 2025 compared to 57% in Q2 2024, with First half 2025 gross margin at 33% versus 52% in the prior year period. The temporary margin compression reflects the prior year software and services renewal not repeatable until 2027, and volume decline impacting fixed indirect costs as a percentage of revenues, while direct margin largely stayed the same.

●	Disciplined Cost Management: Operating expenses of $2.08 million in Q2 2025 versus $2.04 million in Q2 2024 (excluding other income) represent a 2% decrease when adjusted for $70,000 in foreign exchange headwinds, demonstrating continued expense discipline despite currency volatility.

●	Liquidity Position: Successfully raised approximately $1.35 million during Q2 2025, including $1 million on June 30 closed on July 2, while keeping debt extremely low, strengthening the balance sheet.

●	Loss Per Share: Net loss per share for Q2-2025 was $(0.21) compared to $(0.01) in the prior year period, due primarily to lower revenues. Net loss per share decreased 16% to $(0.43) for the first half of 2025 compared to $(0.51) in the corresponding 2024 period, reflecting continued progress toward profitability.

Recent Business and Operational Highlights:

●	Q2 2025 Commercial Wins and International Expansion: Secured breakthrough order from significant US telecommunications carrier for GigaLine MDU solutions, marking first deployment with carrier of this scale. Secured follow-on transportation orders from major Mid-Atlantic county, Orange County California, and City of Eugene Oregon for intelligent transportation infrastructure upgrades. Continued international expansion with orders from Nordic municipality and Japanese infrastructure projects, demonstrating global validation of hybrid-fiber technology across diverse markets. Recent post-quarter wins include orders from multi-national European telecom group for mobile backhaul applications and leading UK tier 2 carrier for enterprise connectivity.

●	Sales and Marketing new leadership in the Americas: We hired Mark DeVol to be our new Chief Revenue Officer for the Americas. Mark brings vast and relevant experience with his prior leadership with a focus on Federal and Military markets with Ericsson, Nokia, Marconi, Verizon and Oceus. Mark’s positive influence over revenue growth in the Americas across all three verticals we are focused on – Federal/Military, ITS/IoT and MDU are expected to be significant and impactful to our transformation plans.

●	Federal Market Leadership and Momentum: Appointed Jason Chasse as Director of Federal Sales in June 2025, bringing 30+ years of specialized experience across DoD, NATO, Intelligence agencies, and prior Army Intelligence Corps service. This hire will accelerate our federal growth leveraging the Company’s DoDIN Approved Products List status and JITC/NIST FIPS certifications, our demonstrated strong traction and expanding pipeline of opportunities across various DoD branches, particularly Air Force, supported by military veteran consulting and proven deployments.

●	Operational Restructuring: We are adopting a strategic restructuring plan focused on growth enablement while targeting 15-20% cost reduction compared to Q2 2025 levels. It is focused on enabling top-line growth and will take a 6-9 months to complete, encompassing automation, functional structure and personnel changes, AI integration, offshoring, and outsourcing. AI deployment planned for lead generation and sales processes to accelerate market capture, as well as enhancement of operational efficiency across software development, testing, marketing, and administrative functions.

●	Enhanced Treasury Strategy: Board approved cryptocurrency treasury management strategy in August 2025, authorizing strategic allocation to established digital assets as part of enhanced capital allocation framework for long-term shareholder value creation.

“We continue to strengthen our financial foundation through disciplined operational capital management,” said Yoav Efron, Deputy CEO and CFO of Actelis. “We continue to keep our debt very low , I’m looking forward to seeing the restructuring plan we are starting to enable faster growth, and the associated 15-20% cost reduction will create sustainable operational leverage towards breaking even. Despite temporary margin pressures from the sales delays we maintained disciplined expense management resulting in operating costs essentially flat year-over-year when adjusted for currency impacts. The significant reduction in interest expenses reflects our improved debt situation and our new cryptocurrency treasury strategy may open additional financial flexibility. As we execute our restructuring plan over the next 6-9 months, we expect to emerge as a more efficient, scalable organization positioned to see significant growth in our target verticals.”

Fiscal Second Quarter and First Half 2025 Financial Results:

Revenues for the three months ended June 30, 2025, amounted to $941,000, compared to $3.4 million for the three months ended June 30, 2024. For the first half of 2025, revenues totaled $1.7 million, compared to $4.2 million in the same period in 2024. The decrease was primarily due to a decline in revenue from North America and the Europe, Middle East, and Africa (EMEA) region.

Cost of revenues for the three months ended June 30, 2025, amounted to $636,000 compared to $1.5 million for the three months ended June 30, 2024. For the first half of 2025, the cost of revenues was $1.1 million, compared to $2 million for the first half of 2024. The decrease was primarily attributable to the decline in sales.

Gross profit for the three months ended June 30, 2025, amounted to $305,000 compared to $1.94 million for the three months ended June 30, 2024. For the first half of 2025, gross profit is $556,000 compared to $2.16 million in the first half of 2024. The decrease was primarily due to increased indirect costs.

Research and development expenses for the three months ended June 30, 2025, amounted to $675,000 compared to $603,000 for the three months ended June 30, 2024. For the first half of 2025, R&D expenses were $1.36 million, compared to $1.25 million in the same period last year. The increase was primarily driven by a rise in the utilization of professional services for our GL900 product line and exchange rate differences.

Sales and marketing expenses for the three months ended June 30, 2025, amounted to $700,000 compared to $647,000 for the three months ended June 30, 2024. For the first half of 2025, these expenses totaled $1.37 million compared to $1.28 million in the first half of 2024. The increase was primarily due to payroll expenses and engaging consultants to expand market reach in different countries in Europe and Asia.

General and administrative expenses for the three months ended June 30, 2025, amounted to $703,000 compared to $790,000 for the three months ended June 30, 2024. For the first half of 2025, G&A expenses were $1.42 million, compared to $1.61 million for the same period last year. The decrease was mainly due to cost reduction measures taken.

Operating loss for the three months ended June 30, 2025, was $1.77 million, compared to an operating profit of $66,000 for the three months ended June 30, 2024. For the first half of 2025, the operating loss was $3.6 million compared to $1.8 million in the first half of 2024. The increase is due to the decline in sales, while operating expenditures remained consistent. The effects of exchange rate fluctuations and increased vacation expenses have contributed to the increase in operating loss.

Financial expenses and interest expenses for the three months ended June 30, 2025, were $128,000 (including $22,000 interest expenses) compared to $144,000 (including $137,000 interest expenses) for the three months ended June 30, 2024. For the first half of 2025, financial expenses and interest expenses were $176,000 (including $56,000 interest expenses), compared to $259,000 (including $344,000 interest expenses) for the first half of 2024. The decrease is mainly due to repayment of loans, reducing interest expenses and other bank-related charges.

Net loss for the three months ended June 30, 2025, was $1.9 million, compared to net loss of $78,000 for the three months ended June 30, 2024. For the first half of 2025, the net loss was $3.8 million, compared to a net loss of $2 million in the first half of 2024. The increase in net loss is due to lower sales and exchange rate effects.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), for the three months ended June 30, 2025, was $1.7 million, compared to profit of $11,000 for the three months ended June 30, 2024. For the first half of 2025, non-GAAP EBITDA loss was $3.5 million compared to $1.8 million in the year ago period.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact

Arx | Capital Markets & IR
North American Equities Desk
actelis@arxadvisory.com

 ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

( U. S. dollars in thousands except for share and per share amounts)

(UNAUDITED)

	June 30, 2025	December 31, 2024
Assets
CURRENT ASSETS:
Cash and cash equivalents	393	1,967
Restricted cash equivalents	302	300
Restricted bank deposits	71	-
Trade receivables, net of allowance for credit losses of $168 as of June 30, 2025, and December 31, 2024.	943	1,616
Inventories	2,519	2,436
Prepaid expenses and other current assets, net of allowance for doubtful debts of $181 as of June 30, 2025, and December 31, 2024.	600	584
TOTAL CURRENT ASSETS	4,828	6,903

NON-CURRENT ASSETS:
Property and equipment, net	33	38
Prepaid expenses and other	534	492
Restricted bank deposits	30	91
Severance pay fund	223	205
Operating lease right of use assets	241	410
Long-term deposits	93	86
TOTAL NON-CURRENT ASSETS	1,154	1,322

TOTAL ASSETS	5,982	8,225

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(UNAUDITED)

(U. S. dollars in thousands)

	June 30, 2025	December 31, 2024
Liabilities, Mezzanine Equity and shareholders’ equity
CURRENT LIABILITIES:
Credit line	236	774
Short-term loan	305	-
Trade payables	1,020	982
Deferred revenues	325	246
Employee and employee-related obligations	858	688
Accrued royalties	731	673
Current maturities of operating lease liabilities	229	415
Other current liabilities	535	805
TOTAL CURRENT LIABILITIES	4,239	4,583

NON-CURRENT LIABILITIES:
Long-term loan	150	150
Deferred revenues	74	92
Accrued severance	250	229
Other long-term liabilities	17	186
TOTAL NON-CURRENT LIABILITIES	491	657
TOTAL LIABILITIES	4,730	5,240

COMMITMENTS AND CONTINGENCIES (Note 5)

MEZZANINE EQUITY
Redeemable convertible preferred stock - $0.0001 par value, 10,000,000 authorized as of June 30, 2025 and December 31, 2024. None issued and outstanding as of June 30, 2025 and December 31, 2024.	-	-

WARRANTS TO PLACEMENT AGENT	228	228

SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value: 30,000,000 shares authorized: 9,540,221 and 7,623,159 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of June 30, 2025, and December 31, 2024, None issued and outstanding as of June 30, 2025 and December 31, 2024.	-	-
Additional paid-in capital	48,846	46,818
Accumulated deficit	(47,823)	(44,062)
TOTAL SHAREHOLDERS’ EQUITY	1,024	2,757

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	5,982	8,225

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands)

	Six months ended June 30,		Three months ended June 30,
	2025	2024	2025	2024

REVENUES	1,662	4,157	941	3,431
COST OF REVENUES	1,106	1,994	636	1,488
GROSS PROFIT	556	2,163	305	1,943

OPERATING EXPENSES:
Research and development expenses	1,356	1,250	675	603
Sales and marketing expenses	1,366	1,274	700	647
General and administrative expenses	1,419	1,607	703	790
Other income	-	(163)	-	(163)
TOTAL OPERATING EXPENSES	4,141	3,968	2,078	1,877

OPERATING INCOME (LOSS)	(3,585)	(1,805)	(1,773)	66
Interest expense	(56)	(344)	(22)	(137)
Other Financial income (expense), net	(120)	85	(106)	(7)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(3,761)	(2,064)	(1,901)	(78)

Net loss per share attributable to common shareholders – basic and diluted	(0.43)	(0.51)	(0.21)	(0.01)
Weighted average number of common stocks used in computing net loss per share – basic and diluted	8,837,441	4,000,994	9,144,125	4,257,674

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended June 30,
	2025	2024
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(3,761)	(2,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12	8
Inventories write-downs	92	25
Financial expenses (income)	106	(116)
Share-based compensation	129	179
Changes in operating assets and liabilities:
Trade receivables	673	(26)
Net change in operating lease assets and liabilities	(17)	1
Inventories	(150)	342
Prepaid expenses and other current assets	(57)	(150)
Trade payables	39	(347)
Deferred revenues	61	(209)
Other current liabilities	(343)	14
Other long-term liabilities	(2)	-
Net cash used in operating activities	(3,218)	(2,343)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposits	1	198
Purchase of property and equipment	(5)	(1)
Net cash (used in)/provided by investing activities	(4)	197
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of options		32
Proceeds from issuance common stock	2,100	*
Offering cost from issuance of common stock	(223)	-
Credit lines with bank, net	(539)	1,045
Proceeds from Warrant inducement agreement	-	2,999
Underwriting commissions and other offering costs	-	(397)
Proceeds from short term loans	305	-
Early repayment of long term loan	-	(3,483)
Repayment of long-term loan	-	(193)
Net cash provided by financing activities	1,643	3
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	7	(10)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(1,572)	(2,153)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	2,267	5,515
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	695	3,362

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Six months Ended June 30, 2025	Six months Ended June 30, 2024	Three months Ended June 30, 2025	Three months Ended June 30, 2024
Revenues	$1,662	$4,157	$941	$3,431
GAAP net loss	(3,761)	(2,064)	(1,901)	(78)
Interest Expense	56	344	22	137
Other Financial expenses (income), net	120	(85)	106	7
Tax Expense	(29)	32	3	15
Fixed asset depreciation expense	12	8	6	3
Stock based compensation	129	179	50	90
Research and development, capitalization	-	0	-	-
Other one-time costs and expenses	-	(189)	-	(163)
Non-GAAP Adjusted EBITDA	(3,473)	(1,775)	(1,714)	11
GAAP net loss margin	(228.05)%	(49.65)%	(205.13)%	(2.27)%
Adjusted EBITDA margin	(208.98)%	(42.70)%	(182.17)%	0.03%